EXHIBIT 99.1

Hooper Holmes
Robert William Jewett Senior Vice President & General Counsel
(908) 766-5000

Financial Dynamics
Investors: Jonathan Birt/John Capodanno
Media: Sean Leous
(212) 850-5600

HOOPER HOLMES, INC. ANNOUNCES RESIGNATION OF

CHIEF FINANCIAL OFFICER

BASKING RIDGE, N.J., July 19, 2005 – Hooper Holmes, Inc. (AMEX: HH) today announced that Mr. Fred Lash has resigned as the Company’s Chief Financial Officer and Treasurer effective September 15, 2005.

The Company’s Board of Directors is presently conducting a search for Mr. Lash’s successor.

About Hooper Holmes, Inc.:

Hooper Holmes provides outsourced risk assessment services to the life insurance industry through over 265 locations nationwide and in the United Kingdom, as well as claims evaluation information services to the automobile, and workers’ compensation insurance industries.

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